FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 1, 2000
                                                           ------------



                        SURGICAL LASER TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                         0-17919              31-1093148
-------------------------------        ----------------      -------------------
(State or other jurisdiction of        (Commission file       (I.R.S. Employer
 incorporation or organization)            number)           Identification No.)



                               147 Keystone Drive
                            Montgomeryville, PA 18936
                    ----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (215) 619-3600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

                        SURGICAL LASER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                                      INDEX


                                                                           PAGE
                                                                           ----
ITEM 2.    Acquisition or Disposition of Assets                              3

ITEM 4.    Changes in Registrant's Certifying Accountant                     3

ITEM 7.    Financial Statements and Exhibits                                 4

SIGNATURES                                                                   5












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


ITEM 2. Acquisition or Disposition of Assets

On June 1, 2000, Surgical Innovations and Services, Inc. ("Old SIS"), a corporation organized under the laws of the State of Alabama, merged (the "Merger") with and into SLT Subsidiary, Inc., a newly formed wholly-owned subsidiary of Registrant organized under the law of the State of Delaware ("Newco"), with Newco as the surviving corporation. As part of the Merger, Newco changed its name to Surgical Innovation & Services, Inc. ("New SIS"). The merger was consummated pursuant to an Agreement and Plan of Reorganization ("the Merger Agreement") dated May 5, 2000 by and among the Registrant, Newco, Old SIS and the shareholders of Old SIS. Old SIS provided a comprehensive surgical laser service to both hospitals and surgery centers on a "fee per case" basis. The comprehensive service included providing the surgeon with a laser system, laser disposable products and a trained technician to operate the laser during the procedure. Old SIS's customer base was located primarily in the southeastern part of the United States.

Upon consummation of the Merger, each outstanding share of Old SIS common stock was cancelled and converted automatically to the right to receive $300 in cash, an aggregate of $300,000, and 350 unregistered shares of Registrant's common stock, an aggregate of 350,000 shares valued at $802,000. The acquisition has been accounted for under the purchase method of accounting. The purchase price also included approximately $2,856,000 of assumed liabilities and has been allocated to the acquired assets based on their estimated fair values at the time of acquisition; approximately $2,764,000 was allocated to property, plant and equipment. Property, plant and equipment acquired was mainly comprised of surgical laser systems, utilized by SIS in the comprehensive surgical laser service provided to its customers. It is Registrant's intention to continue the utilization of these laser systems in a manner consistent with Old SIS's utilization.

The source of the consideration paid in connection with the acquisition was authorized but unissued shares of Registrant's common stock and cash from Registrant.

Pursuant to the terms of the Merger Agreement, James Lee Stafford, a director and 30% shareholder of Old SIS, has been nominated for election as a director of Registrant at its Annual Meeting on July 19, 2000. In addition, Robert L. Crutchfield, the President and Chief Executive Officer and a director and 40% shareholder of Old SIS, will continue to serve as the President and Chief Executive Officer of New SIS and as Vice President, Business Planning of Registrant.

For further information regarding the terms and conditions of the Merger and the Merger Agreement, reference is made to the Merger Agreement filed as Exhibit 1 hereto and incorporated herein by reference.

ITEM 4. Changes in Registrant's Certifying Accountant

On June 12, 2000, at the recommendation of the Audit Committee and with the approval of the Executive Committee, Registrant removed Arthur Andersen LLP ("AA") as its independent accounting firm and appointed Grant Thornton LLP ("Grant Thornton") to replace AA. Accordingly, Grant Thornton will examine the financial statements of Registrant and its subsidiaries for the fiscal year ending December 31, 2000.

AA's audit reports on Registrant's financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainties, audit scope or accounting principles.

There were no disagreements between Registrant and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused them to make reference thereto in their reports on Registrant's financial statements for the last two fiscal years and subsequent interim periods up through June 12, 2000.


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

ITEM 7. Financial Statements and Exhibits:

(a) The financial statements of Old SIS required by this item are not yet available. Pursuant to Item 7(a)(4) of Form 8-K, such financial statements will be filed as promptly as practicable but in no event later than August 14, 2000.

(b) The pro forma financial information required by Article 11 of Regulation S-X is not yet available. Pursuant to Item 7 (b)(2) of form 8-K, such information will be filed as promptly as practicable but in no event later than August 14, 2000.


(c)      Exhibits:
         ---------

         Exhibit 1 Agreement and Plan of Reorganization dated May 5, 2000 by and among the Registrant, Newco, Old SIS and the shareholders of Old SIS.

         Exhibit 2    Letter dated June 12, 2000 from Arthur Andersen LLP.



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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on behalf by the undersigned thereunto duly authorized:

Dated: June 15, 2000                    SURGICAL LASER TECHNOLOGIES, INC.


                                        By: /s/ Davis Woodward
                                            ------------------------------------
                                            Davis Woodward
                                            Vice President and Chief Financial
                                            Officer


                                        Signing on behalf of the Company
                                          and as principal financial officer.







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